Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Spruce Biosciences, Inc.

Daly City, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 22, 2021, relating to the financial statements of Spruce Biosciences, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

San Jose, California

February 9, 2022